UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 21, 2008

Clear Skies Solar, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143695	30-0401535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

5020 Sunrise Highway, Suite 227 Massapequa Park, New York	11762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 809-0498

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 14, 2008, our board of directors appointed Thomas J. Oliveri as our President. Mr. Oliveri has served as Head of Equipment flow business of Sulzer Metco, Inc. since September 2006. From January 2004 to December 2005, Mr. Oliveri served as President and CEO of Global Payment Technologies, Inc., a currency validation manufacturer serving the gaming and vending industries. From May 2003 to January 2004, Mr. Oliveri was President and COO of Global Payment Technologies, Inc., and from October 2000 to April 2003, he was Vice President and COO. Prior to his joining Global Payment Technologies in 1999, Mr. Oliveri held several management consulting and general manager positions at a number of companies. Mr. Oliveri received his Master’s of Science degree in environmental science in 1997, and his Bachelor of Science degree in Industrial Technology and Management in 1984, both from the State University of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SKIES SOLAR, INC.

Dated: March 26, 2008	By:	/s/ Arthur L. Goldberg
Name: Arthur L. Goldberg Title: Chief Financial Officer